UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 6, 2016

Xtant Medical Holdings, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-34951	20-5313323
(Commission File Number)	(IRS Employer Identification No.)

664 Cruiser Lane
Belgrade, Montana	59714
(Address of Principal Executive Offices)	(Zip Code)

(406) 388-0480
(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 6, 2016, Xtant Medical Holdings, Inc. (the “Company,” “we,” “us,” or “our”) announced that its board of directors (the “Board”) appointed Carl D. O’Connell to serve as the President of the Company. His appointment will become effective October 6, 2016 (the “Effective Date”).

Carl D. O’Connell, age 53, most recently worked as Global Vice President of Marketing for Wright Medical Group N.V., as the leader for the Foot and Ankle division, from October 2013 until September 2016. Mr. O’Connell has been a director of Calmare Therapeutics Incorporated (formerly known as Competitive Technologies), a Delaware corporation, since January 2013, and served as President and Chief Executive Officer of Calmare from November 2012 through September 2013. Mr. O’Connell has 30 years of experience in the healthcare field and 20 years as a leader in the medical device arena. Prior to joining Calmare, Mr. O’Connell held executive positions for top global medical device and Fortune 500 companies. From 2008 to 2011, Mr. O’Connell served as President and Chief Executive Officer for the US Healthcare Division MedSurg for ITOCHU, a Japanese conglomerate, vice president of global marketing for Stryker Spine, and President of Carl Zeiss Surgical, the market leader in optical digital solutions for Neurosurgery, Spine, Ophthalmology, ENT and Dentistry.

There are no family relationships between Mr. O’Connell and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer, and, except as noted below, there have been no transactions between Mr. O’Connell or any of his immediate family members and the Company or any of its subsidiaries.

O’Connell Employment Agreement

Also on October 6, 2016, Mr. O’Connell entered into an employment agreement with the Company to serve as President (the “Employment Agreement”). The term of Mr. O’Connell’s employment under the Employment Agreement begins on the Effective Date and ends upon termination by either party pursuant to the terms of the Employment Agreement (the “Employment Term”). The Employment Agreement provides that the Company shall pay Mr. O’Connell an annual base salary of $340,000, subject to adjustments as may be approved by the Company. Mr. O’Connell is eligible to receive an annual cash bonus of up to 50% of his annual base salary based on the achievement of performance objectives, metrics and targets adopted by the Board or Compensation Committee of the Board. In addition, Mr. O’Connell will receive a signing bonus of $75,000 and time-vesting equity awards described below under “Stock Option Agreement.” During the Employment Term, Mr. O’Connell will be entitled to participate in the Company’s employee benefit plans, practices, policies and arrangements as in effect from time to time on generally the same terms and conditions as such benefits are made available to other senior executives (except as otherwise set forth in the Employment Agreement). Mr. O’Connell also will be entitled to certain relocation benefits.

The Employment Term may be terminated by the Company or Mr. O’Connell at any time and for any reason. If Mr. O’Connell is terminated without cause or resigns for good reason, he will be entitled to receive bi-weekly payments of severance pay at his current Base Salary for six to nine months from the date of termination of employment. If the Company terminates Mr. O’Connell employment in connection with a change of control, he shall receive his accrued but unpaid base salary and other benefits earned, and bi-weekly payments of severance pay at his current Base Salary for six to nine months from the date of termination of employment. The Employment Agreement also contains restrictive covenants, including a covenant on confidentiality of information, and covenants related to non-competition and non-solicitation of the Company’s employees at all times during Mr. O’Connell’s employment, and for one year after termination of Mr. O’Connell’s employment.

Stock Option Agreement

Upon commencement of his employment, Mr. O’Connell will receive an option to purchase 300,000 shares of the Company’s common stock at an exercise price equal to the closing price on the Effective Date (the “Option”). The Option will vest as follows: (i) twenty percent (20%), or 60,000 underlying shares, will vest on the first anniversary of the date of grant, and (ii) the remaining eighty percent (80%), or 240,000 underlying shares, will vest in sixteen (16) equal quarterly installments of 15,000 underlying shares each, beginning three months after the first anniversary of the date of grant. Mr. O’Connell must remain continuously employed by the Company for vesting to occur. Vesting of the Option will accelerate in full upon a change of control unless the successor to the Company assumes the Option or issues to Mr. O’Connell a similar replacement instrument on substantially the same economic terms as the Option.

The foregoing descriptions of the Employment Agreement and the Option do not purport to be complete and are qualified in their entirety by reference to the Employment Agreement and the Option, which are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated by reference herein.

Item 7.01	Regulation FD Disclosure

On October 6, 2016, the Company issued a press release announcing the appointment of Mr. O’Connell. A copy of this press release is furnished herewith as Exhibit 99.1.

The information in this Item 7.01 and the document attached as Exhibit 99.1 are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), nor otherwise subject to the liabilities of that section, nor incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

10.1	Carl O’Connell Employment Agreement, dated effective as of October 6, 2016, between Xtant Medical Holdings, Inc. and Carl O’Connell.

10.2	Carl O’Connell Stock Option Agreement, dated effective as of October 6, 2016, between Xtant Medical Holdings, Inc. and Carl O’Connell.

99.1	Press Release, dated October 6, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 6, 2016
XTANT MEDICAL HOLDINGS, INC.

By:	/s/ John Gandolfo
Name:	John Gandolfo
Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Carl O’Connell Employment Agreement, dated effective as of October 6, 2016, between Xtant Medical Holdings, Inc. and Carl O’Connell.

10.2	Carl O’Connell Stock Option Agreement, dated effective as of October 6, 2016, between Xtant Medical Holdings, Inc. and Carl O’Connell.

99.1	Press Release, dated October 6, 2016.